Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Chee Corp. (the “Company”) on Form 10-Q for the quarter ended April 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zhang Shufang , Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 22, 2019 By:	/S/ Zhang Shufang
Name: Zhang Shufang
Title: President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)